UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

June 8, 2023
Date of Report (Date of earliest event reported)

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

149 Commonwealth Drive Menlo Park, CA 94025
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EXPO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed to amend the Current Report on Form 8-K filed by Exponent, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on June 13, 2023 (the “Original Form 8-K”). The Original 8-K reported the final voting results of the Company’s 2023 Annual Meeting of Stockholders held on June 8, 2023 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future non-binding stockholder advisory votes to approve the compensation of the Company’s named executive officers (commonly referred to as a “Say-on-Pay” advisory vote). This Amendment does not amend, modify or supplement the Original Form 8-K in any other respect.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Based on the results of the stockholder vote at the Annual Meeting, including the stockholders’ non-binding recommendation to hold future Say-on-Pay advisory votes every one year, the board of directors of the Company has determined that Say-on-Pay advisory votes will be conducted annually.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Executive Vice President, Chief Financial Officer, and Corporate Secretary

Date: September 8, 2023

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